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                                                                      EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

      We have made a review of the unaudited condensed consolidated interim financial statements of Advantage Marketing Systems, Inc. and Subsidiaries as of March 31, 2002 and for the three-month period then ended, in accordance with standards established by American Institute of Certified Public Accountants, and issued our report thereon dated April 28, 2002.

      We are aware that such financial statements and our above mentioned report appearing in the Quarterly Report on Form 10-Q of Advantage Marketing Systems, Inc. for the quarter ended March 31, 2002 are being incorporated by reference in Registration Statement No. 333-304381 (Employee Stock Option Plan) on Form S-8 and in Registration Statement No. 333-91491 (1995 Stock Option Plan) on Form S-8 and that such report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the registration statements prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.



GRANT THORNTON LLP

Oklahoma City, Oklahoma
April 28, 2002